UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2014

T. Rowe Price Group, Inc.
(Exact name of registrant as specified in its charter)

Maryland	033-07012-99	52-2264646
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 East Pratt Street, Baltimore, Maryland 21202

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (410) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 8, 2014, the Executive Compensation Committee of the Board of Directors of T. Rowe Price Group, Inc. (the "Company") adopted the T. Rowe Price Group, Inc. Supplemental Savings Plan (the "Plan") to be effective January 1, 2015. The Plan is an unfunded deferred compensation plan that is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. The Plan will provide deferred compensation benefits to certain officers of the Company (the "Participants").

Under the Plan, the Company will provide eligible Participants the opportunity to defer receipt of up to 100% of their cash incentive compensation earned for the respective calendar year during which services are performed for the Company by the Participant (each a "Performance Year"). Amounts deferred by a Participant under the Plan will be credited to a deferral contribution account that will be used to determine the amounts to be paid to the Participant under the Plan. The deferral contribution account represents an unfunded, unsecured promise by the Company to pay such amounts in the future, and do not represent ownership, or any ownership interest in, any particular assets of the Company. The value of a Participant’s deferral contribution account will be adjusted in accordance with the hypothetical investments chosen by the Participant from a list of investment funds. Participants will at all times be fully vested in all deferral contributions.

Account balances will be paid by the Company on the date or dates selected by the Participant in accordance with the terms of the Plan or as otherwise provided in the Plan. In general, Participants may elect to have their account balance with respect to each Performance Year paid in January of a specified year that is at least two years beyond the date on which the incentive compensation payment otherwise would have been paid. Regardless of a Participant's deferral election, in the event of a Participant's separation from service with the Company, Participants will be paid their account balance in either a single sum payment or up to 15 annual installments, as elected by the Participant, commencing seven months after the month in which the separation from service occurs. Distribution of account balances may also be made in the discretion of the Company's Management Compensation Committee in the event that a Participant suffers an unforeseeable financial emergency, and survivor benefits will be paid as soon as practicable following a Participant's death.

Until fully distributed, the obligations represented by a Participant's respective account balance for each Performance Year will be adjusted to reflect the investment experience, whether positive or negative, of the Participant’s selected investment funds, including any appreciation or depreciation. Participants may change their investment allocations at any time, subject to reasonable administrative restrictions. The Company is not required to invest any assets to mirror participant investment allocations, but may elect to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
T. Rowe Price Group, Inc.
By: /s/ Kenneth V. Moreland
Vice President, Chief Financial Officer and Treasurer
Date: September 10, 2014